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                                                                    EXHIBIT 99.2

                                FRONT OF PROXY

                            METAMOR WORLDWIDE, INC.

         This proxy is solicited on behalf of the board of directors.

  The undersigned appoints Peter T. Dameris, Edward L. Pierce and Margaret G. Reed, as Proxies, with the power of substitution, and authorizes them to represent and to vote at the Special Meeting of Stockholders to be held June 15, 2000, or any adjournment thereof, all the shares of common stock of Metamor Worldwide, Inc. held of record by the undersigned on April 25, 2000, as designated below.

                                 BACK OF PROXY

                       SPECIAL MEETING OF STOCKHOLDERS of

                             METAMOR WORLDWIDE, INC.

                                  June 15, 2000

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                            PROXY VOTING INSTRUCTIONS
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TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS  -->        ________________________________________


                 Please Detach and Mail in the Envelope Provided

 /  X  / Please mark your votes as in this example


  1. To adopt the agreement and plan of merger among PSINet Inc., PSINet Shelf IV Inc. and Metamor Worldwide, Inc.:

       [_]  FOR                [_]  AGAINST            [_]  ABSTAIN

  2. The Proxies are authorized to vote in their best judgment upon such other business as may properly be brought before the meeting or any adjournment(s) thereof.

  This Proxy when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


Signature ____________________  Signature, if held jointly ____________________

Dated ________, 2000


NOTE: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.